Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of MXenergy Holdings Inc. (the “Company”) for the three months ended March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Jeffrey A. Mayer, Chief Executive Officer of the Company, Chaitu Parikh, Executive Vice President and Chief Financial Officer of the Company, and Ronnie V. Shields, Vice President and Controller of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 20, 2011	/s/ JEFFREY A. MAYER
Jeffrey A. Mayer
President and Chief Executive Officer
(Principal executive officer)

Date: May 20, 2011	/s/ CHAITU PARIKH
Chaitu Parikh
Executive Vice President and Chief Financial Officer
(Principal financial officer)

Date: May 20, 2011	/s/ RONNIE V. SHIELDS
Ronnie V. Shields
Vice President and Controller
(Principal accounting officer)